UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2006

THE DOW CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission File Number)	38-1285128 (IRS Employer Identification No.))

2030 Dow Center, Midland, Michigan 48674
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(989) 636-1000

Not applicable
(Former name or former address, if changed since last report.)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 13, 2006, William H. Weideman was appointed Vice President and Controller of The Dow Chemical Company (the "Company"), effective May 1, 2006. Frank H. Brod has resigned as Corporate Vice President and Controller, effective May 1, 2006. The Company issued a press release on April 13, 2006 describing these changes in its principal officers.

Item 9.01 Financial Statements and Exhibits

The following exhibit is filed as part of this report:

EXHIBIT NO. DESCRIPTION

99.1 William H. Weideman Appointed Vice

President and Controller for

The Dow Chemical Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 19, 2006

THE DOW CHEMICAL COMPANY

By: /S/ CHARLES J. KALIL

Name: Charles J. Kalil

Title: Corporate Vice President

General Counsel and

Corporate Secretary